Exhibit 99.1

Muscle Maker, Inc. Announces Results of Shareholder Vote

Approves Terms of the Services Agreement between Sadot LLC Subsidiary and AGGIA LLC FZ

Fort Worth, Texas, March 1, 2023 (ACCESSWIRE) — Muscle Maker, Inc. (Nasdaq: GRIL), (the “Company”), today announced that its shareholders have voted to approve the terms of the Services Agreement between its wholly owned subsidiary, Sadot LLC (“Sadot”), and AGGIA LLC FZ (“AGGIA”), pursuant to which Sadot retained AGGIA to perform the day-to-day operations of Sadot. The Agreement provides for issuance of stock to AGGIA upon achieving certain net income along with other consideration.

“We are extremely pleased to have achieved shareholder approval for the Services Agreement between Sadot and AGGIA and related items,” stated Michael Roper, CEO of the Company. “Todays results mark the beginning of a new era in our planned growth cycle. The AGGIA team brings deep expertise to our new business segment, including sustainable farming, agricultural commodity shipping and trading and distribution. Sadot’s performance to date of over $200 Million in revenue in the first three months of operation is proof positive of the benefits of executing the strategic relationship and addition to our businesses.”

As per the approved terms, AGGIA only earns shares of the Company’s common stock if net income is generated by Sadot. The shares of common stock are calculated by dividing the net income generated for an applicable quarter by a premium share price of $1.5625 per share. AGGIA may earn up to 14,424,275 shares of common stock, which would require Sadot generating $22,537,929 in net income. Upon AGGIA earning the maximum amount of shares of common stock, if net income is generated, it shall be accrued as debt.

On November 18th, Muscle Maker, Inc. filed a Form 8-K with the Securities and Exchange Commission and issued a corresponding press release announcing Sadot as its new subsidiary and the material agreement entered between Sadot and AGGIA.

About Muscle Maker, Inc.

Muscle Maker, Inc. is the parent company of “healthier for you” brands delivering high-quality healthy food options to consumers through traditional and non-traditional locations such as military bases, universities, delivery and by direct-to-consumer ready-made meal prep options. Brands include Muscle Maker Grill Restaurants, Pokemoto Hawaiian Poke and SuperFit Foods meal prep. The menus highlight healthier versions of traditional and non-traditional dishes and feature grass fed steak, lean turkey, chicken breast, Ahi tuna, salmon, shrimp, tofu, and plant-based options. For more information on Muscle Maker, Inc., visit www.musclemakergrill.com, for more information on Pokemoto visit www.pokemoto.com or for more information on SuperFit Foods visit www.superfitfoods.com.

About Sadot LLC

Sadot is a wholly owned subsidiary of Muscle Maker, Inc. Sadot’s goal is to create a comprehensive, global food company that stretches from sustainable farming, agricultural commodity shipping and trading, distribution, production and ultimately reaches consumers through our restaurant, franchise, and meal prep companies. Sadot currently focuses on international agricultural commodity shipping and trading for items such as soybean meal, wheat, and corn. Shipments are via commercial cargo ships that can range between 25,000 to 75,000 metric tons.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Muscle Maker Grill Marketing

marketing@musclemakergrill.com

Investor Relations:

Frank Pogubila

IR@musclemakergrill.com